PUTNAM FEDERAL INCOME TRUST


                                                   Priority Express Message

(Shareholder name and address)

                        PUTNAM FEDERAL INCOME TRUST
                               Fund ID No.
              PIN No. #### (will be a 4 digit numeric number)
                             Number of shares

Dear Shareholder:

On behalf of your Fund, Tritech Services as solicitation agent has previously forwarded to you proxy material relating to the Meeting of Shareholders of your Fund scheduled to be held on May 5, 1994. The meeting is growing close and we have not as yet received your executed proxy so that your shares can be voted at the meeting.

We need your assistance and that of your fellow shareholders to help us reduce additional solicitation expenses by providing us with your voting instructions as soon as possible. If we do not receive the votes required, your Fund may have to adjourn the meeting and incur the expense of additional follow-up mailings.

To ensure your vote will be received in time for the meeting, we have arranged to have your vote recorded by telephone. The voting procedure is simple and described below; it is designed to authenticate your identity and to confirm that your votes have been taken in accordance with your instructions. If these procedures were subject to successful legal challenges, such votes would not be counted at the meeting. The Fund has not sought to obtain an opinion of counsel on this matter and we are unaware of any such challenge at this time. To ensure your vote is recorded correctly, when your voting instructions are received the operator will ask for your telephone number in order to call you back and confirm your vote. You will also receive in the mail a confirmation of your vote for your files. A special toll-free number will be available in case the information contained in the confirmation is incorrect. If you decide after you have voted that you will attend the meeting in person, you can revoke your proxy at that time and vote your shares at the meeting. If you do not have a copy of your proxy statement, you can call us at (908) 878-6434 and a copy will be promptly forwarded to you.

Please take a few minutes to vote your shares today.

TELEPHONE VOTING PROCEDURES

1.   Call toll-free at any time, day or night, until 5:00 P.M.
     Eastern Daylight Time, April 29, 1994, to 1-800-866-7234.

2.   Tell the operator that you wish to vote your Putnam proxy.

3.   The operator will ask you for your three digit Fund ID No.
     which is shown above.

4. Give the operator your four digit PIN No., name, address, Social Security No., and the number of shares exactly as they appear above. The operator will read the text of the proxy card set forth below and you should tell the operator how you wish to vote and that you want to send the entire message.

5. The operator will ask for a phone number where you can be reached in order to call you back to confirm your voting instructions.

(Text of proxy card)

We appreciate your cooperation and thank you for your support.

                         Sincerely,

                         Tritech Services
                         Solicitation Agent

                     VOTE BY PHONE CONFIRMATION LETTER
                                 (WRITTEN)

                          PROXY VOTE CONFIRMATION

(SHAREHOLDER NAME & ADDRESS)

PUTNAM FEDERAL INCOME TRUST
Meeting of Shareholders May 5, 1994
Account:
Shares:
          Vote Received: 1.   Election of Trustees.
                              (FOR all) (WITHHOLD all) (WITHHOLD
                              for      )

                         2.   Ratify the selection of Coopers &
                              Lybrand as auditors.
                              (FOR) (AGAINST) (ABSTAIN)

                         3.   Approve the elimination of the
                              Fund's fundamental investment
                              restriction with respect to
                              investments in investment
                              companies.
                              (FOR) (AGAINST) (ABSTAIN)

                         4.   Approve an amendment to the Fund's
                              fundamental investment restriction
                              with respect to investments in
                              restricted securities.
                              (FOR) (AGAINST) (ABSTAIN)

                         5.   Approve amendments to the Fund's
                              Agreement and Declaration of Trust
                              to permit the issuance of
                              additional classes of shares.
                              (FOR) (AGAINST) (ABSTAIN)

Vote confirmed to telephone number:  959-688-0909


Dear Shareholder:

In connection with the above referenced Meeting of Shareholders, this notice will confirm that your shares have been voted as indicated above in accordance with your telephone instructions. Your vote was previously confirmed by phone to the telephone number listed above. If any of the information is incorrect, please call 1-800-995-VOTE (1-800-955-8683) immediately, and in any event no later than 5:00 P.M. Eastern Daylight Time, on May 4, 1994.

Thank you for your cooperation.

Very truly yours,

Tritech Services
Solicitation Agent































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